Exhibit 99.2

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AND

STATEMENT OF OPERATIONS

On April 12, 2013, Altisource Solutions S.à r.l. (which may be referred to as Altisource S.à r.l., the Company, we, us or our), a wholly-owned subsidiary of Altisource Portfolio Solutions S.A. (“Altisource”), entered into an Agreement (the “Agreement”) with Ocwen Financial Corporation and its wholly-owned subsidiary, Ocwen Mortgage Servicing, Inc. (collectively, “Ocwen”), to establish additional terms related to existing services arrangements between Altisource S.à r.l. and Ocwen in connection with Ocwen’s acquisition of certain mortgage servicing platform assets of Residential Capital, LLC (the “ResCap Business”). The Agreement together with the existing services agreements and their amendments are collectively referred to as the Master Services Agreements.

The Agreement provides that during the term of the existing services arrangements (which currently have terms expiring on August 31, 2025, subject to certain renewal rights) between Altisource S.à r.l. and Ocwen, (i) Altisource S.à r.l. will be the exclusive provider, except as prohibited by applicable law, to Ocwen and all of its subsidiaries and affiliates, of certain services related to the ResCap Business, (ii) Ocwen will not establish similar fee-based businesses that would directly or indirectly compete with Altisource S.à r.l. services as they relate to the ResCap Business and (iii) Ocwen and all of its subsidiaries and affiliates will market and promote the utilization of Altisource S.à r.l.’s services to their various third party relationships.  Additionally, the parties agreed to use commercially reasonable best efforts to ensure that the loans associated with the ResCap Business are boarded onto Altisource S.à r.l.’s mortgage servicing platform.  The cash consideration paid by Altisource S.à r.l. to Ocwen under the Agreement totals $128.8 million, $80.0 million of which was paid on April 12, 2013, with the remaining $48.8 million paid on May 10, 2013.  Ocwen will be responsible for all applicable conversion or other restructuring costs incurred by Altisource S.à r.l. to provide the services under the Agreement. Pursuant to the Master Services Agreements, Ocwen will continue to benefit from preferred pricing terms. For complete information on the terms and conditions related the relationship between Ocwen and Altisource, refer to the Master Services Agreements previously included as exhibits in Securities and Exchange Commission (“SEC”) filings (see the exhibits attached to the Company’s Current Reports on Form 8-K filed on April 4, 2013, October 5, 2012, August 16, 2012 and August 13, 2009).

This transaction has been accounted for by Altisource S.à r.l. as a business combination in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations.

On March 29, 2013, Altisource S.à r.l., together with its subsidiaries, acquired certain fee-based businesses associated with Ocwen’s acquisition of Homeward Residential, Inc. (“Homeward”) (the “Homeward Acquisition”).  As part of the Homeward Acquisition, Ocwen agreed not to develop similar fee-based businesses that would directly or indirectly compete with services provided by Altisource S.à r.l. relative to the Homeward servicing portfolio.  Additionally, the terms of certain service agreements between Altisource S.à r.l. and Ocwen were amended to extend the term from 2020 to August 2025.  Altisource S.à r.l. paid $87.0 million, subject to a working capital and net income adjustment within 90 days, for the Homeward fee-based businesses.

The unaudited pro forma combined statement of operations of Altisource that reflected the effect of the Homeward Acquisition were provided in Altisource’s Current Report on Form 8-K/A filed with the SEC on June 12, 2013.  The unaudited pro forma combined statement of operations combined the consolidated results of operations of Altisource for the year ended December 31, 2012 and the combined results of operations of the Homeward fee-based businesses for the year ended September 30, 2012 and was presented as if the Homeward Acquisition had occurred on January 1, 2012.  An unaudited  pro forma combined balance sheet was not included as the Homeward Acquisition was already reflected in Altisource’s consolidated balance sheet as of March 31, 2013 as reported in its Quarterly Report on Form 10-Q filed with the SEC on April 25, 2013.

The unaudited pro forma combined balance sheet as of December 31, 2012 presented herein combines the consolidated balance sheets of Altisource, including the pro forma effect of the Homeward Acquisition, and Executive Trustee Services, LLC, a wholly-owned subsidiary of ResCap, (“ETS”) as of December 31, 2012 and is presented as if the Agreement had been executed on December 31, 2012.  The unaudited pro forma combined statement of operations for the year ended December 31, 2012 presented herein combines the unaudited pro forma combined statement of operations of Altisource, including the pro forma effect of the Homeward fee-based businesses, and the results of operations of ETS for the year ended December 31, 2012 and is presented as if the Agreement had been executed on January 1, 2012.

The historical consolidated financial information of Altisource and ETS have been adjusted in the unaudited pro forma combined balance sheet and statement of operations to give effect to pro forma events that are (1) directly attributable to the Agreement, (2) factually supportable and (3) expected to have a continuing impact on the combined results.  The unaudited pro forma combined balance sheet and statement of operations should be read in conjunction with the accompanying notes thereto.  In addition, the unaudited pro forma balance sheet and combined statement of operations were based on, and should be read in conjunction with, the:

•                  Historical audited consolidated financial statements of Altisource as of and for the year ended December 31, 2012 and the related notes that are included in its Annual Report on Form 10-K filed with the SEC on February 13, 2013;

•                  Unaudited pro forma statement of operations of Altisource, including the Homeward fee-based businesses, for the year ended December 31, 2012 and the related notes that are included in its Current Report on Form 8-K/A filed with the SEC on June 12, 2013; and

•                  Historical audited consolidated financial statements of ETS as of and for the year ended December 31, 2012 and the related notes that are included herein as Exhibit 99.1.

The unaudited pro forma combined balance sheet and statement of operations are provided for informational purposes only and are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Agreement been completed as of the dates indicated because of differences in business practices and cost structure between Altisource and ETS.  In addition, the unaudited pro forma combined balance sheet and statement of operations do not purport to project the future operating results of the combined companies nor do they reflect expected realization of any cost savings associated with the Agreement.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

December 31, 2012

(Dollars in thousands)

	Altisource	Homeward	ETS	Pro forma	Note	Altisource
	historical	adjustments	historical	adjustments	3	pro forma
ASSETS

Current assets:
Cash and cash equivalents	$105,502	$4,500	$—	$(14,700)	B	$95,302
Accounts receivable, net	88,955	7,539	—	—		96,494
Prepaid expenses and other current assets	7,618	347	184	(184)	A	7,965
Deferred tax assets, net	1,775	—	373	(373)	A	1,775
Total current assets	203,850	12,386	557	(15,257)		201,536
Premises and equipment, net	50,399	9	—	—		50,408
Deferred tax assets, net	4,073	—	—	—		4,073
Intangible assets, net	56,586	80,388	—	128,750	B	265,724
Goodwill	14,915	—	—	—		14,915
Investment in equity affiliate	12,729	—	—	—		12,729
Loan to Ocwen	75,000	—	—	—		75,000
Other assets	11,674	—	—	—		11,674
Total assets	$429,226	$92,783	$557	$113,493		$636,059

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$58,976	$5,833	$2,152	$(2,152)	A	$64,809
Current portion of long-term debt	2,000	—	—	—		2,000
Current portion of capital lease obligations	233	—	—	—		233
Other current liabilities	10,423	—	—	—		10,423
Total current liabilities	71,632	5,833	2,152	(2,152)		77,465
Long-term debt, less current portion	196,027	86,950	—	114,050	B	397,027
Other non-current liabilities	1,738	—	—	—		1,738

Commitments and contingencies

Equity:
Common stock	25,413	—	—	—		25,413
Additional paid-in capital	86,873	—	—	—		86,873
Retained earnings — Altisource	124,127	—	—	—		124,127
Treasury stock, at cost	(77,954)	—	—	—		(77,954)
Altisource equity	158,459	—	—	—		158,459

Non-controlling interests	1,370	—	—	—		1,370
Parent Company investment	—	—	(1,595)	1,595	A	—
Total equity	159,829	—	(1,595)	1,595		159,829
Total liabilities and equity	$429,226	$92,783	$557	$113,493		$636,059

See accompanying notes to unaudited pro forma balance sheet and statement of operations.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Year ended December 31, 2012

(Dollars in thousands, except per share data)

	Unaudited
	Altisource
	pro forma,
	including	ETS	Reclassi-	Note	Pro forma	Note	Altisource
	Homeward	historical	fications	2	adjustments	4	pro forma

Revenue	$666,876	$49,207	$—		$(1,873)	A	$714,210

Cost of revenue:
Cost of revenue	410,006	—	8,915	A	(339)	A	418,582
Compensation and benefits	—	7,663	(7,663)	A	—		—
Occupancy and equipment	—	985	(985)	A	—		—
Professional services	—	267	(267)	A	—		—
Total cost of revenue	410,006	8,915	—		(339)		418,582

Gross profit	256,870	40,292	—		(1,534)		295,628
Selling, general and administrative expenses	102,195	4,130	—		16,580	A,B	122,905

Income from operations	154,675	36,162	—		(18,114)		172,723
Other income (expense), net:
Interest expense	(6,091)	—	—		(6,692)	C	(12,783)
Other expense, net	(1,585)	—	—		—		(1,585)
Total other expense, net	(7,676)	—	—		(6,692)		(14,368)

Income before income taxes and non-controlling interests	146,999	36,162	—		(24,806)		158,355
Income tax provision	(10,305)	(13,498)	—		12,702	D	(11,101)

Net income	136,694	22,664	—		(12,104)		147,254
Net income attributable to non-controlling interests	(5,284)	—	—		—		(5,284)

Net income attributable to Altisource	$131,410	$22,664	$—		$(12,104)		$141,970

Earnings per share:
Basic	$5.63						$6.08
Diluted	$5.26						$5.69

Weighted average shares outstanding:
Basic	23,358						23,358
Diluted	24,962						24,962

See accompanying notes to unaudited pro forma balance sheet and statement of operations.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

Notes to Unaudited Pro Form Balance Sheet and Statement of Operations

1.  Transaction

Management has prepared a preliminary allocation in which the entire Agreement consideration of $128.8 million was allocated to a customer relationship intangible asset with an associated estimated asset life of seven years based upon available information at the time of the Agreement.  This preliminary allocation and assessment of asset life will be revised as additional information about the fair value of the asset becomes available but will not exceed 12 months from the Agreement date.

2.  Reclassifications

Certain amounts in the historical consolidated statement of operations of ETS have been reclassified to conform to Altisource’s presentation.  The details of these reclassifications are as follows (dollar amounts below are in thousands):

A.    To reclassify $8,915, which is the sum of following, to cost of revenue:

•                  $7,663 of compensation and benefits expense;

•                  $985 of occupancy and equipment expense; and

•                  $267 of professional services expense.

3.  Unaudited Pro Forma Combined Balance Sheet

The unaudited pro forma combined balance sheet gives effect to the Agreement as if it had been executed on December 31, 2012.  The pro forma adjustments to the Altisource unaudited pro forma combined balance sheet are based on the following adjustments to the historical consolidated balance sheets of Altisource and ETS (dollar amounts below are in thousands):

A.            To eliminate the carrying value of assets, liabilities and equity that were not acquired or assumed as part of the Agreement:

•                  $184 of prepaid expenses and other current assets;

•                  $373 of deferred tax assets, net;

•                  $2,152 of accounts payable and accrued expenses; and

•                  $1,595 of Parent Company investment.

B.            To record the customer relationship intangible asset acquired of $128,750 and the amount of additional long-term debt of $114,050 to equal the total pro forma debt of the Company of $397,027, with the remaining $14,700 of the Agreement consideration funded by cash on hand.

4.  Unaudited Pro Forma Combined Statement of Operations

The unaudited pro forma combined statement of operations gives effect to the Agreement as if it had been executed on January 1, 2012.  The pro forma adjustments to the Altisource unaudited pro forma combined statement of operations are based on the following adjustments to the historical consolidated statements of operations of Altisource and ETS (dollar amounts below are in thousands):

A.            To eliminate revenue of $1,873, cost of revenue of $339 and selling, general and administrative expenses of $157 related to reconveyance services.  Rights to perform these services were not granted to Altisource S.à r.l. as part of the Agreement.  The reduction to cost of revenue and selling, general and administrative expenses was determined by applying reconveyance services revenue as a percentage of total ETS revenue to the ETS expense amounts.

B.            To record amortization expense of $16,737 related to the acquired customer relationship intangible asset.

C.            To record additional interest expense of $6,692 on the new acquisition-related debt.  Altisource’s incremental senior secured term loan (“SSTL”) bears interest at rates based upon, at our option, the Adjusted Eurodollar Rate or the Base Rate (each as defined in the Credit Agreement as amended by Amendment No. 1 to Credit Agreement dated May 7, 2013).  Eurodollar Rate loans will bear interest at a rate per annum equal to the sum of (i) the greater of (x) the Adjusted Eurodollar Rate for the applicable interest period and (y) 1.25% plus (ii) a 4.50% margin.  Base Rate loans will bear interest at a rate per annum equal to the sum of (i) the greater of (x) the Base Rate and (y) 2.25% plus (ii) a 3.50% margin.  The interest rate as of the borrowing date was 5.75%.  For purposes of this pro forma adjustment, an annual interest rate of 5.75% was utilized.  The contractual quarterly principal repayments on the incremental SSTL were considered in determining the pro forma interest expense.

Interest expense also includes amortization of deferred financing fees and original issue premium on the incremental SSTL using the effective interest rate method.

D.            To reduce the income tax provision by $12,702 to adjust the provision to reflect a combined international, federal and state effective tax rate of 7.01%.  We used the effective tax rate rather than our statutory tax rate of 28.8% because of a recurring Luxembourg rate benefit we receive.